EXHIBIT 2(d)
	                VOTING AND STOCK PURCHASE AGREEMENT


			THIS VOTING AND STOCK PURCHASE AGREEMENT dated as of February 10,
	1994 (this "Agreement"), is entered into by and between Firstar Corporation
	("Firstar"), a Wisconsin corporation, and David A. Straz ("Shareholder"),
	and joined in by First Southeast Banking Corp. ("First Southeast"), a
	Wisconsin corporation, for certain limited purposes.

	                       W I T N E S S E T H :

			WHEREAS, as of the date hereof, Shareholder is the owner of 3079
	shares of the common stock of First Southeast, $1.00 par value ("First
	Southeast Common Stock"), which represents approximately 2.89% of the issued
	and outstanding shares of the capital stock of First Southeast;

			WHEREAS, Firstar is contemplating the acquisition of First
	Southeast by means of a merger (the "Merger") of First Southeast with and
	into Firstar Corporation of Wisconsin ("FCW"), a Wisconsin corporation and a
	wholly-owned subsidiary of Firstar, pursuant to an Agreement and Plan of
	Reorganization and Plan of Merger, each dated of even date herewith (the
	"Merger Agreements");

			WHEREAS, Firstar is unwilling to expend the substantial time,
	effort and expense necessary to implement the proposed acquisition of First
	Southeast, including applying for and obtaining necessary approvals of
	federal banking authorities, unless Shareholder enters into this Agreement
	with Firstar; and

			WHEREAS, Shareholder believes it is in his best interest as well
	as the best interest of First Southeast for Firstar to consummate the Merger;

			NOW, THEREFORE, in consideration of the covenants and agreements
	of the parties herein contained and as an inducement to Firstar to incur the
	expenses associated with the Merger, the parties hereto, intending to be
	legally bound, hereby agree as follows:

			1.  Representations and Warranties.  Shareholder represents and
	warrants that as of the date hereof Shareholder owns beneficially and of
	record 3079 shares of First Southeast Common Stock (the "Subject Shares"),
	all of which shares are free and clear of all liens, pledges, security
	interests, claims, encumbrances, options and agreements to sell, except as
	disclosed in the First Southeast Letter, as defined in the Merger
	Agreements.  Shareholder represents and warrants that Shareholder has the
	sole voting power with respect to the Subject Shares.

			2.  Voting Agreement.  Shareholder shall vote all the Subject
	Shares in favor of the Merger at any meeting of shareholders of First
	Southeast called for the purpose of approving the Merger and shall, if his
	consent is solicited by First Southeast, consent to the Merger.  Shareholder
	shall not vote in favor of or consent to any acquisition of stock or all or
	substantially all of the assets of First Southeast by any party other than
	Firstar or its affiliates prior to the termination of this Agreement.  None
	of the Subject Shares shall be transferred while this Agreement is in
	effect, except to a Nevada partnership organized pursuant to documents
	substantially to the effect of the partnership agreement previously reviewed
	by KPMG Peat Marwick (the "Nevada Partnership") and provided that the Nevada
	Partnership has, prior to such transfer, executed a Voting and Stock
	Purchase Agreement satisfactory in form and content to Firstar.  At
	Firstar's request and provided that Firstar is then in compliance with the
	Merger Agreements, Shareholder shall use his best efforts to cause any
	necessary meeting of shareholders of First Southeast to be duly called and
	held or any necessary consents of shareholders to be obtained for the
	purpose of approving the Merger.

			3.  Purchase Right.  Shareholder hereby grants to Firstar the
	exclusive right (the "Purchase Right") to purchase any or all of the Subject
	Shares for a price of $558.31 per share, payable in cash.  The exercise of
	the Purchase Right by Firstar with respect to any amount of shares that
	exceeds five percent (5%) of the outstanding voting stock of First Southeast
	is subject to the approval of the Board of Governors of the Federal Reserve
	System and any other necessary regulatory approvals.  The Purchase Right is
	exercisable at any time prior to the earlier of the Closing, as defined in
	the Merger Agreements, or the termination of the Merger Agreements, and
	after (a) a material breach by First Southeast of the Merger Agreements,
	(b) a breach by the Shareholder of this Agreement; (c) the acquisition or
	overtly threatened acquisition by any person not related to the current
	shareholders of First Southeast of more than five percent (5%) of the stock
	of First Southeast or its subsidiaries, First Bank Southeast, N.A. and First
	Bank Southeast of Lake Geneva, N.A. (the "Banks"), or of a material portion
	of the assets of First Southeast or the Banks; or (d) any similar events or
	circumstances that lead Firstar reasonably to believe that First Southeast
	is likely to materially breach the Merger Agreements.

			4.  No Ownership Interest.  Nothing contained in this Agreement
	shall be deemed to vest in Firstar any direct or indirect ownership or
	incidence of ownership of or with respect to any shares of First Southeast
	Common Stock.  All rights, ownership and economic benefits of and relating
	to the shares of First Southeast Common Stock shall remain and belong to
	Shareholder and Firstar shall have no authority to manage, direct,
	superintend, restrict, regulate, govern or administer any of the policies or
	operations of First Southeast or exercise any power or authority to direct
	Shareholder in the voting of any of the shares of First Southeast Common
	Stock, or the performance of his duties or responsibilities as a shareholder
	of First Southeast, except as otherwise expressly provided herein.

			5.  Evaluation of Investment.  Shareholder, by reason of his
	knowledge and experience in financial and business matters [and through
	serving as an officer of a financial institution], believes himself capable
	of evaluating the merits and risks of the investment in common stock of
	Firstar, $1.25 par value ("Firstar Common Stock"), contemplated by the
	Merger Agreements.

			6.  Documents Delivered.  Shareholder acknowledges receipt of
	copies of the following documents:

			a.	Merger Agreements and all exhibits thereto;

		  b.	Firstar's 1992 Annual Report (including Annual Report on Form
		       10-K for the year ended December 31, 1992);

		  c.	Notice of 1993 Annual Meeting of Shareholders and Proxy
		       Statement dated April 22, 1993 of Firstar;

		  d.	Firstar's Reports on Form 10-Q for the periods ended
		       March 31, June 30, and September 30, 1993.

			7.  Investment Purpose.  Shareholder hereby represents, warrants
	and agrees that he is acquiring the shares of Firstar Common Stock pursuant
	to the Reorganization Agreement solely for his own account, for investment,
	and not with a view to the distribution or resale thereof.

			8.  Amendment and Modification.  This Agreement may be amended,
	modified or supplemented at any time by the written approval of such
	amendment, modification or supplement by First Southeast, Shareholder and
	Firstar.

			9.  Entire Agreement.  This Agreement evidences the entire
	agreement among the parties hereto with respect to the matters provided for
	herein and there are no agreements, representations or warranties with
	respect to the matters provided for herein other than those set forth herein
	and in the Merger Agreements and their related written agreements.  This
	Agreement supersedes any agreements among First Southeast and its
	shareholders, concerning the acquisition, disposition or control of the
	stock of First Southeast.

			10.  Severability.  The parties agree that if any provision of
	this Agreement shall under any circumstances be deemed invalid or
	inoperative, this Agreement shall be construed with the invalid or
	inoperative provisions deleted and the rights and obligations of the parties
	shall be construed and enforced accordingly.

			11.  Counterparts.  This Agreement may be executed in two or more
	counterparts, each of which shall be deemed an original, but all of which
	together shall constitute but one and the same instrument.

			12.  Governing Law.  The validity, construction, enforcement and
	effect of this Agreement shall be governed by the internal laws of the State
	of Wisconsin.

			13.  Headings.  The headings for the paragraphs of this Agreement
	are inserted for convenience only and shall not constitute a part hereof or
	affect the meaning or interpretation of this Agreement.

			14.  Successors.  This Agreement shall be binding upon and inure
	to the benefit of First Southeast and Firstar, and their successors, and
	Shareholder and Shareholder's spouse and their respective executors,
	personal representatives, administrators, heirs, legatees, guardians and
	other legal representatives.  This Agreement shall survive the death or
	incapacity of Shareholder.  This Agreement may be assigned by Firstar only
	to an affiliate of Firstar.

			15.  Termination.  This Agreement shall terminate at the earlier
	of: (i) October 31, 1994; (ii) the termination of the Merger Agreements; or
	(iii) consummation of the transactions contemplated by the Merger Agreements.

			IN WITNESS WHEREOF, the parties hereto have caused this Agreement
	to be duly executed as of the day and year first above written.

							FIRST SOUTHEAST BANKING CORP.

	[SEAL]					By: David A. Straz, Jr.

							Title: President

							FIRSTAR CORPORATION

	[SEAL]					By: Jon H. Stowe

							Title: Executive Vice President

							SHAREHOLDER

							David A. Straz
							[Name] David A. Straz